Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:				March 5, 2007

Issuer Name and Ticker or Trading Symbol:				NTELOS Holdings Corp. (NTLS)

Designated Filer:				QCP GP Investors II LLC

Other Joint Filers:

Quadrangle GP Investors II LP, Quadrangle (AIV2) Capital Partners II LP, Quadrangle Select Partners II LP, Quadrangle Capital Partners II-A LP, Quadrangle NTELOS GP LLC and Quadrangle NTELOS Holdings II LP

Addresses:				The principal business address of each of the Joint Filers above is 375 Park Avenue, New York, New York 10152.

Signatures:

QCP GP INVESTORS II LLC

By:	/s/ Michael Huber
Michael Huber, Managing Member

QUADRANGLE GP INVESTORS II LP

By:	QCP GP Investors II LLC, as General Partner

	By:	/s/ Michael Huber
Michael Huber, Managing Member

QUADRANGLE (AIV2) CAPITAL PARTNERS II LP

By:	Quadrangle GP Investors II LP, as General Partner

	By:	QCP GP Investors II LLC, as General Partner

		By:	/s/ Michael Huber
Michael Huber, Managing Member

QUADRANGLE SELECT PARTNERS II LP

By:	Quadrangle GP Investors II LP, as General Partner

	By:	QCP GP Investors II LLC, as General Partner

		By:	/s/ Michael Huber
Michael Huber, Managing Member

QUADRANGLE CAPITAL PARTNERS II-A LP

By:	Quadrangle GP Investors II LP, as General Partner

	By:	QCP GP Investors II LLC, as General Partner

		By:	/s/ Michael Huber
Michael Huber, Managing Member

QUADRANGLE NTELOS GP LLC

By:	Quadrangle (AIV2) Capital Partners II LP, as Managing Member

	By:	Quadrangle GP Investors II LP, as General Partner

	By:	QCP GP Investors II LLC, as General Partner

		By:	/s/ Michael Huber
Michael Huber, Managing Member

QUADRANGLE NTELOS HOLDINGS II LP

By:	Quadrangle NTELOS GP LLC, as General Partner

By:	Quadrangle (AIV2) Capital Partners II LP, as Managing Member

	By:	Quadrangle GP Investors II LP, as General Partner

	By:	QCP GP Investors II LLC, as General Partner

		By:	/s/ Michael Huber
Michael Huber, Managing Member